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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): May 23, 2006


                             INTERLINE BRANDS, INC.
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             (Exact name of registrant as specified in its charter)


                                  NEW JERSEY
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                 (State or other jurisdiction of incorporation)


             001-32378                                     22-2232386
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     (Commission File Number)                (IRS Employer Identification No.)


 801 W. BAY STREET, JACKSONVILLE, FLORIDA                   32204
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 (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code: (904) 421-1400

                                NOT APPLICABLE
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         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This  Current  Report on Form 8-K is filed by  Interline  Brands,  Inc., a New
Jersey corporation ("Interline New Jersey"), whose parent corporation is Interline Brands, Inc., a Delaware corporation ("Interline Delaware") (NYSE:
IBI).

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On May 23, 2006, Interline New Jersey entered into a Securities Purchase Agreement (the "Agreement") by and among American Sanitary Incorporated ("American Sanitary"), AmSan, LLC ("AmSan"), Golder, Thoma, Cressey, Rauner Fund V, L.P., GTCR Associates V, GTCR Capital Partners, L.P. (together, the "GTCR Parties") and Interline New Jersey providing for the acquisition (the "Acquisition") by Interline New Jersey of substantially all of the assets of American Sanitary. AmSan is a leading national distributor of janitorial and sanitary supplies. AmSan holds leading market share in many of its end markets and geographic regions and offers over 40,000 products to more than 50,000 customers from 46 locations in 40 states. Its primary end markets are institutional facilities, such as schools and universities, health care, lodging and government properties, as well as professional cleaning contractors. For the twelve month period ended March 31, 2006, Interline Delaware estimates based on unaudited financial information provided to it by American Sanitary that the operations to be acquired generated sales and EBITDA of $245.2 million and $16.9 million, respectively.

            Under the Agreement, Interline New Jersey will acquire all of the outstanding equity interests of AmSan from American Sanitary. The Acquisition excludes the assets and liabilities of AmSan relating to certain distribution and sales facilities, which will be sold or closed prior to the closing of the Acquisition. The purchase price payable to American Sanitary for the Acquisition is equal to $127.5 million, minus (i) the amount of any outstanding indebtedness of AmSan, (ii) transaction expenses incurred by AmSan and the selling parties in connection with the preparation, execution and performance of the Agreement and
(iii) the amount of certain incentive awards payable to employees of AmSan in connection with the Acquisition, plus (iv) the amount of any cash held by AmSan, and plus or minus, as appropriate, (v) the difference between AmSan's actual working capital at closing and a targeted amount of working capital. Certain components of the purchase price will be estimated at closing and within approximately 180 days after the closing will be adjusted based on an unaudited balance sheet of AmSan and the provisions of the Agreement. Interline New Jersey also will purchase the inventory of the excluded facilities pursuant to an inventory purchase agreement to the extent the inventory is not sold to third parties prior to closing of the Acquisition and will provide certain other interim services in respect of the excluded facilities.

            The Agreement includes customary representations, warranties and covenants by the parties. The selling parties made representations and warranties to Interline New Jersey relating to, among other things, the business to be acquired and their ownership of American Sanitary and AmSan. The parties also agreed to cooperate in making governmental filings, obtaining governmental approvals (including antitrust approvals) and obtaining financing for the Acquisition. Subject to certain conditions and limitations, the selling parties have agreed for a specified period following the closing to cetain restrictive covenants, including a non-compete agreement with AmSan. The conditions to Interline New Jersey's obligation to close include the receipt of required financing by Interline New Jersey, the divestiture or closing of the excluded facilities and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Agreement may be terminated by one or more of the parties under certain conditions, including the failure to close the transaction by July 31, 2006.

Subject to certain limited exceptions, the representations, warranties and covenants will survive the closing for 18 months. Representations and warranties relating to environmental matters will survive for a period of four years and representations and warranties relating to tax and ERISA matters will survive until the expiration of the applicable statute of limitations. The selling parties have also agreed to indemnify Interline New Jersey against certain losses arising from the breach or nonperformance of representations and warranties, covenants or obligations in connection with the Acquisition, the excluded facilities and certain other matters. The indemnification obligations of the selling parties are generally subject to an aggregate deductible ($1.0 million), a maximum aggregate amount ($11.5 million) and certain other limitations. The $11.5 million cap will not apply to certain representations, warranties and covenants such as those relating to ownership, authority, taxes, ERISA matters and products liability. However, there is a $60 million maximum aggregate loss amount applicable to these liabilities. The selling parties have agreed to escrow $11.5 million of the sale proceeds for a limited period of time as a source of payment for indemnification claims under the Agreement. In addition, the selling parties have agreed to escrow an additional amount as a source of payment for certain liabilities relating to the excluded facilities. The escrow amount will be generally equal to the remaining lease payments, including rent and operating expenses, due under the real estate leases associated with the excluded facilities for the remaining term of such leases.

            In connection with the execution of the Agreement, Interline New Jersey entered into employment agreements with certain members of senior management of AmSan.

            Although no assurances can be given, the Acquisition is expected to close in July 2006. The terms of the Agreement described above are a summary only and are qualified by reference to the actual agreement, which will be filed with the SEC as an exhibit to a periodic report under the Securities Exchange Act of 1934, as amended.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INTERLINE BRANDS, INC.


                                          By: /s/ Thomas J. Tossavainen
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                                              Name:  Thomas J. Tossavainen
                                              Title: Chief Financial Officer



Date: May 30, 2006